SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D.C. 20549


                                    -------------------


                                          Form 8-K

                                       Current Report

                             Pursuant to Section 13 or 15(d) of
                            the Securities Exchange Act of 1934


                              Date of Report: October 10, 2000





Commission          Exact name of registrant as specified in its charter  State of       I.R.S. Employer
File Number         and principal office address and telephone number     Incorporation  I.D. Number

1-14514             Consolidated Edison, Inc.                             New York       13-3965100
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600

1-1217              Consolidated Edison Company
                      of New York, Inc.                                   New York       13-5009340
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600



                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS


On October 10, 2000, the United States District Court for the Northern District of New York, in the action entitled Consolidated Edison Company of New York, Inc. v. Pataki, et al., determined that the Indian Point 2 Law was unconstitutional and granted the motion of Consolidated Edison Company of New York, Inc. ("Con Edison of New York") for a permanent injunction to prevent implementation of the Indian Point 2 Law. The "Indian Point 2 Law," which was signed into law in August 2000, directed the New York State Public Service Commission (the "PSC") to prohibit Con Edison of New York from recovering from customers replacement power costs relating to the ongoing outage at the Indian Point 2 nuclear generating unit.

Con Edison of New York has billed to customers the Indian Point 2 replacement power costs incurred prior to August 2000, but not the replacement power costs it has incurred since then (which amounted to approximately $32 million in August 2000 and $26 million in September 2000).

Con Edison of New York has agreed to resume settlement discussions with the staff of the PSC and other interested parties with respect to the PSC's ongoing proceeding to investigate the Indian Point 2 outage and its causes and the prudence of the company's actions regarding the operation and maintenance of Indian Point 2.

For additional information about Indian Point 2, see Note C to the Consolidated Edison, Inc. and Con Edison of New York financial statements included in Part I,
Item 1 of their combined Quarterly Report on Form 10-Q for the quarterly period ended June 30, (File Nos. 1-14514 and1-1217).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has dulycaused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CONSOLIDATED EDISON, INC.
                             CONSOLIDATED EDISON COMPANY
                                 OF NEW YORK, INC.


                              By:      Hyman Schoenblum
                                       Hyman Schoenblum
                                       Vice President and Controller

DATE:  October 13, 2000